UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2013 (January 31, 2013)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17300 Dallas Parkway, Suite 1010, Dallas, Texas

75248

(Address of principal executive offices)

(Zip Code)

972-931-4300

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.             Termination of a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K related to the Interim CEO Consulting Agreement with Robert S. Aisner effective August 31, 2012 (the “Consulting Agreement”) is hereby incorporated into Item 1.02 by reference.  A copy of the letter terminating the agreement as described in Item 5.02 hereof is filed as Exhibit 10.1 hereto and incorporated into this report by reference.

Item 5.02.                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 31, 2013, Robert M. Behringer submitted his resignation both as chairman of the board and as director of the Company to the Company’s board of directors, effective as of January 31, 2013, due to a diagnosis he has received of a medical condition affecting his speech.   Mr. Behringer subsequently confirmed that there were no disagreements between the Company and Mr. Behringer relative to this resignation.

In connection with the Self-Management Transaction (defined below), the Company entered into the Consulting Agreement with Mr. Aisner pursuant to which Mr. Aisner, in addition to serving as president, agreed to provide consulting services to the Company and to serve as the interim, non-employee chief executive officer of the Company on a part-time basis.  As part of their continuing review of the Company’s transition to self-management, the independent directors of our board of directors determined it was appropriate to terminate the Consulting Agreement and as a result asked Mr. Aisner for his resignation, and Mr. Aisner agreed.  On February 5, 2013, Mr. Aisner submitted his resignation as chief executive officer and president effective immediately, and the board of directors accepted his resignation, and the Consulting Agreement was terminated. Mr. Aisner remains a director of the Company.  The board of directors will continue to evaluate the Company’s need for a chief executive officer and, as noted below, has appointed Scott W. Fordham as our president.

(c) On February 5, 2013, our board of directors appointed Scott W. Fordham as our president effective immediately, replacing Mr. Aisner.  Mr. Fordham, 45, will continue to serve as our chief operating and financial officer.  Mr. Fordham has more than 20 years of experience in corporate finance and accounting with an emphasis on capital markets, financial forecasting and strategy and accounting practices for public companies.  His experience includes over 20 years in the real estate industry and more than 16 years with real estate investment trusts. From January 2007 until joining Behringer Harvard to focus on the Company in May 2008, he served as senior vice president and chief accounting officer for Apartment Investment and Management Company (Aimco), an S&P 500 company operating as a publicly traded REIT (NYSE: AIV). From November 1992 to December 2006, he held various finance and accounting positions with Prentiss Properties Trust and its successor, Brandywine Realty Trust, a publicly traded REIT (NYSE: BDN), and served as chief accounting officer from May 2004 to December 2006. Mr. Fordham also previously worked in public accounting with PricewaterhouseCoopers LLP. Mr. Fordham received a bachelor of business administration degree in accounting from Baylor University and is a certified public accountant in the State of Texas.

(d) On February 5, 2013, our board of directors appointed M. Jason Mattox as a director of the Company to fill the vacancy created by Mr. Behringer’s resignation.  Mr. Mattox is executive vice president and chief operating officer of Behringer Harvard Holdings, LLC, the parent company of our former advisor (“BHH”). Mr. Mattox directly owns approximately 1.48% of the outstanding member interests in BHH.  He has served as an executive officer and principal of BHH since its inception and holds similar positions within the other Behringer Harvard companies. Mr. Mattox served as vice president of Harvard Property Trust, Inc. from 1997 to 2002, where he was a member of its investment committee and served as an asset manager for commercial office assets, industry association liaison, marketing project manager, and an acquisition officer during his tenure. Prior to joining Harvard Property Trust, from 1999 to 2001 Mr. Mattox served as vice president of Sun Resorts International, Inc., a recreational property investment company affiliated with Harvard Property Trust, Inc.  He received a bachelor of business administration degree, with honors, and a bachelor of science degree, cum laude, from Southern Methodist University in Dallas, Texas.

As discussed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2012, as part of our transition into a self-managed REIT, we now perform certain functions, including the advisory function, previously provided to us by a subsidiary of BHH (the “Self-Management Transaction”).  As part of the Self-Management Transaction, members of the “Behringer Group,” as defined in the Master Modification Agreement, have the right to designate two nominees to serve as directors of the Company.  Because Mr. Behringer was a BHH nominee, the Behringer Group designated Mr. Mattox to replace Mr. Behringer as a BHH Nominee.  A complete description of other transactions with related persons required by Item 404(a) of Regulation S-K applicable to Mr. Mattox as a result of his positions with BHH are fully described in our definitive proxy statement filed on April 6, 2012; our Current Report on Form 8-K, filed on September 6, 2012; and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed on November 9, 2012.  Mr. Mattox was not named to any committees of the board of directors.

On February 5, 2013, our board of directors appointed Charles G. Dannis as our non-executive officer chairman of the board effective immediately.  Mr. Dannis, 63, has been an independent director of the Company since January 2003, serves as the chairman of the compensation committee of the board and served as the chairman of the special committee, which was comprised of all of the Company’s independent directors, that negotiated the terms of the Self-Management Transaction.  Mr. Dannis has over 35 years of experience in the commercial real estate industry, having been a commercial real estate appraiser and consultant since 1972.  Mr. Dannis co-founded the firm Crosson Dannis, Inc., a real estate appraisal and consulting firm, in 1977, and has been employed by the firm since that time.  He is past treasurer and member of the board of the National Council of Real Estate Investment Fiduciaries and past chairman of its valuation committee.  He has been an active member of the Pension Real Estate Association, American Real Estate Society and Urban Land Institute.  Since 1988, Mr. Dannis has been an adjunct professor/lecturer in real estate and urban land economics at the Cox School of Business at Southern Methodist University in both the undergraduate and graduate schools; he also is an award-winning teacher for the Mortgage Bankers Association of America’s School of Mortgage Banking.  He is a member of the Appraisal Institute.  Mr. Dannis received a bachelor of business administration degree from Southern Methodist University.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year. Second Amended and Restated Bylaws

On February 5, 2013, our board of directors approved an amendment to the Company’s Second Amended and Restated Bylaws (the “Amendment”).  Section 5.05 of the Bylaws was amended in order to clarify that the chairman of the board may be either an executive officer or a non-executive officer. The foregoing description of the Amendment, which became effective immediately, does not purport to be complete in scope and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.2 hereto and is incorporated into this report by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)              Exhibits:

Exhibit No.	Description

3.2	Amendment to the Second Amended and Restated Bylaws

10.1	Termination of Interim CEO Consulting Agreement and Resignation of Robert S. Aisner, dated as of February 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Date: February 5, 2013	By:	/s/ Telisa Webb Schelin
	Name:	Telisa Webb Schelin
	Title:	Senior Vice President — Legal, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amendment to the Second Amended and Restated Bylaws

10.1	Termination of Interim CEO Consulting Agreement and Resignation of Robert S. Aisner, dated as of February 5, 2013